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                          ReDOX TECHNOLOGY CORPORATION
                                 PRESS RELEASE

FOR RELEASE TO: PR NEWSWIRE
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ReDOX TECHNOLOGY CORPORATION PROVIDES
FURTHER INFORMATION ON INDIA PROJECT

October 21, 1999
Houston, Texas - ReDOX Technology Corporation has now provided further information on its plans for a subsidiary domiciled in India. In a press release yesterday, the company announced its impending plans to form ReDOX Technology Corporation - India to carry out development of a manufacturing facility in that country and to appoint Ansul Gupta as Liaison and COO of the unit. Today, ReDOX made available a letter, related to its plans that it has received. Dated October 5, 1999, from the Office of [the] Minister, (Hill Region), Government of Uttar Pradesh, India, and pursuant to sustained discussions and a proposal submitted previously by ReDOX, the letter in official translation states, in part, "Your proposal has been sent to the Development Commissioner of the Hill Region which is chaired by the Chief commissioner for development for the Hill Region... The department of development of the Hill Region of Uttar Pradesh, India will do its best to give you all possible assistance within their powers to enable you to carry out development activities by your company..."

ReDOX Technology Corporation Chairman Richard A. Szymanski stated, "Obtaining that communication from the Office of the Minister of the Hill Region of Uttar Pradesh was a significant step forward in our development plans for the Asian theatre of ReDOX's business model." Szymanski indicated that matters had proceeded beyond the October 15 status, but he declined to provide details, saying, "Although we have a duty to provide material information in a timely manner, events are moving quickly on the ground; as such, it is prudent for us to wait, at least briefly, before further elaboration."

ReDOX Technology Corporation holds proprietary technology for high energy density storage devices. The Company's Common stock trades on the Over-the-Counter (OTC) Electronic Bulletin Board Service of the National Association of Securities Dealers (NASD) under the symbol RDOX.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS: except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in the future periods to differ materially from forecasted results.

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 Phone: (281) 445-0020     ReDOX TECHNOLOGY CORPORATION    Fax: (281) 445-0022
         340 N. Sam Houston Pkwy E. * Suite 250 * Houston, Texas 77060